                                                                    EXHIBIT 10.1

================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF JUNE 29, 2005,

                                      AMONG

                           THE LAMSON & SESSIONS CO.,

                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

                             NATIONAL CITY BANK AND
                           JPMORGAN CHASE BANK, N.A.,
                            as Co-Syndication Agents,

                       LASALLE BANK NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                                   HARRIS N.A,
                    as Administrative Agent and Lead Arranger

================================================================================

                                TABLE OF CONTENTS

SECTION                                                        HEADING                                             PAGE
SECTION 1.              THE CREDIT FACILITIES.................................................................       1

       Section 1.1.     Revolving Credit Commitments..........................................................       1
       Section 1.2.     Letters of Credit.....................................................................       2
       Section 1.3.     Term Loan Commitments.................................................................       6
       Section 1.4.     Applicable Interest Rates.............................................................       6
       Section 1.5.     Minimum Borrowing Amounts.............................................................       8
       Section 1.6.     Manner of Borrowing Loans and Designating Applicable Interest Rates...................       8
       Section 1.7.     Swing Loans...........................................................................      10
       Section 1.8.     Interest Periods......................................................................      12
       Section 1.9.     Maturity of Loans.....................................................................      13
       Section 1.10.    Prepayments...........................................................................      13
       Section 1.11.    Default Rate..........................................................................      16
       Section 1.12.    The Notes.............................................................................      16
       Section 1.13.    Funding Indemnity.....................................................................      17
       Section 1.14.    Commitment Terminations...............................................................      18
       Section 1.15.    Substitution of Lenders...............................................................      18
       Section 1.16.    Increase in Commitments...............................................................      19

SECTION 2.              FEES..................................................................................      20

       Section 2.1.     Fees..................................................................................      20

SECTION 3.              PLACE AND APPLICATION OF PAYMENTS.....................................................      20

       Section 3.1.     Place and Application of Payments.....................................................      20

SECTION 4.              THE COLLATERAL AND GUARANTIES.........................................................      22

       Section 4.1.     Collateral............................................................................      22
       Section 4.2.     Deposit Account Agreements............................................................      23
       Section 4.3.     Liens on Real Property................................................................      23
       Section 4.4.     Guaranties............................................................................      23
       Section 4.5.     Further Assurances....................................................................      24

SECTION 5.              DEFINITIONS; INTERPRETATION...........................................................      24

       Section 5.1.     Definitions...........................................................................      24
       Section 5.2.     Interpretation........................................................................      39
       Section 5.3.     Change in Accounting Principles.......................................................      39

SECTION 6.              REPRESENTATIONS AND WARRANTIES........................................................      40

       Section 6.1.     Organization and Qualification........................................................      40
       Section 6.2.     Subsidiaries..........................................................................      40
       Section 6.3.     Authority and Validity of Obligations.................................................      40
       Section 6.4.     Use of Proceeds; Margin Stock.........................................................      41
       Section 6.5.     Financial Reports.....................................................................      41
       Section 6.6.     No Material Adverse Change............................................................      41
       Section 6.7.     Full Disclosure.......................................................................      42
       Section 6.8.     Trademarks, Franchises, and Licenses..................................................      42
       Section 6.9.     Governmental Authority and Licensing..................................................      42
       Section 6.10.    Good Title............................................................................      42
       Section 6.11.    Litigation and Other Controversies....................................................      42
       Section 6.12.    Taxes.................................................................................      42
       Section 6.13.    Approvals.............................................................................      43
       Section 6.14.    Affiliate Transactions................................................................      43
       Section 6.15.    Investment Company; Public Utility Holding Company....................................      43
       Section 6.16.    ERISA.................................................................................      43
       Section 6.17.    Compliance with Laws..................................................................      43
       Section 6.18.    Other Agreements......................................................................      44
       Section 6.19.    Solvency..............................................................................      44
       Section 6.20.    No Default............................................................................      44

SECTION 7.              CONDITIONS PRECEDENT..................................................................      45

       Section 7.1.     All Credit Events.....................................................................      45
       Section 7.2.     Effective Date........................................................................      45

SECTION 8.              COVENANTS.............................................................................      47

       Section 8.1.     Maintenance of Business...............................................................      47
       Section 8.2.     Maintenance of Properties.............................................................      47
       Section 8.3.     Taxes and Assessments.................................................................      47
       Section 8.4.     Insurance.............................................................................      47
       Section 8.5.     Financial Reports.....................................................................      48
       Section 8.6.     Inspection............................................................................      49
       Section 8.7.     Borrowings and Guaranties.............................................................      50
       Section 8.8.     Liens.................................................................................      51
       Section 8.9.     Investments, Acquisitions, Loans, and Advances........................................      52
       Section 8.10.    Mergers, Consolidations and Sales.....................................................      53
       Section 8.11.    Maintenance of Subsidiaries...........................................................      54
       Section 8.12.    Dividends and Certain Other Restricted Payments.......................................      54
       Section 8.13.    ERISA.................................................................................      54
       Section 8.14.    Compliance with Laws..................................................................      55
       Section 8.15.    Burdensome Contracts With Affiliates..................................................      56
       Section 8.16.    No Changes in Fiscal Year.............................................................      56
       Section 8.17.    Formation of Subsidiaries.............................................................      56

       Section 8.18.    Change in the Nature of Business......................................................      56
       Section 8.19.    Use of Loan Proceeds..................................................................      56
       Section 8.20.    No Restrictions on Subsidiary Distributions...........................................      56
       Section 8.21.    Financial Covenants...................................................................      57

SECTION 9.              EVENTS OF DEFAULT AND REMEDIES........................................................      58

       Section 9.1.     Events of Default.....................................................................      58
       Section 9.2.     Non-Bankruptcy Defaults...............................................................      60
       Section 9.3.     Bankruptcy Defaults...................................................................      60
       Section 9.4.     Collateral Account for Undrawn Letters of Credit and other Obligations................      60
       Section 9.5.     Additional Remedies in Bond Documents.................................................      61
       Section 9.6.     Notice of Default.....................................................................      61
       Section 9.7.     Expenses..............................................................................      61

SECTION 10.             CHANGE IN CIRCUMSTANCES...............................................................      62

       Section 10.1.    Change of Law.........................................................................      62
       Section 10.2.    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.........      62
       Section 10.3.    Increased Cost and Reduced Return.....................................................      62
       Section 10.4.    Lending Offices.......................................................................      64
       Section 10.5.    Discretion of Lender as to Manner of Funding..........................................      64

SECTION 11.             THE ADMINISTRATIVE AGENT..............................................................      64

       Section 11.1.    Appointment and Administrative Authorization of Administration Agent..................      64
       Section 11.2.    Administrative Agent and its Affiliates...............................................      65
       Section 11.3.    Action by Administrative Agent........................................................      65
       Section 11.4.    Consultation with Experts.............................................................      65
       Section 11.5.    Liability of Administrative Agent; Credit Decision....................................      65
       Section 11.6.    Indemnity.............................................................................      66
       Section 11.7.    Resignation of Administrative Agent and Successor Agent...............................      66
       Section 11.8.    Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements.......      67
       Section 11.9.    Designation of Additional Agents......................................................      67
       Section 11.10.   Authorization to Release or Subordinate or Limit Liens................................      68
       Section 11.11.   Authorization to Enter into, and Enforcement of, the Collateral Documents.............      68

SECTION 12.             THE GUARANTEES........................................................................      68

       Section 12.1.    The Guarantees........................................................................      68
       Section 12.2.    Guarantee Unconditional...............................................................      69
       Section 12.3.    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances...........      70

       Section 12.4.    Subrogation...........................................................................      70
       Section 12.5.    Waivers...............................................................................      70
       Section 12.6.    Limit on Recovery.....................................................................      70
       Section 12.7.    Stay of Acceleration..................................................................      71
       Section 12.8.    Benefit to Guarantors.................................................................      71
       Section 12.9.    Guarantor Covenants...................................................................      71

SECTION 13.             MISCELLANEOUS.........................................................................      71

       Section 13.1.    Withholding Taxes.....................................................................      71
       Section 13.2.    No Waiver, Cumulative Remedies........................................................      72
       Section 13.3.    Non-Business Days.....................................................................      73
       Section 13.4.    Documentary Taxes.....................................................................      73
       Section 13.5.    Survival of Representations...........................................................      73
       Section 13.6.    Survival of Indemnities...............................................................      73
       Section 13.7.    Sharing of Set-Off....................................................................      73
       Section 13.8.    Notices...............................................................................      73
       Section 13.9.    Counterparts..........................................................................      74
       Section 13.10.   Successors and Assigns................................................................      74
       Section 13.11.   Participants..........................................................................      74
       Section 13.12.   Assignments...........................................................................      75
       Section 13.13.   Confidential Information..............................................................      76
       Section 13.14.   Amendments............................................................................      76
       Section 13.15.   Headings..............................................................................      77
       Section 13.16.   Costs and Expenses; Indemnification...................................................      77
       Section 13.17.   Set-off...............................................................................      78
       Section 13.18.   Entire Agreement......................................................................      79
       Section 13.19.   Governing Law.........................................................................      79
       Section 13.20.   Severability of Provisions............................................................      79
       Section 13.21.   Excess Interest.......................................................................      79
       Section 13.22.   Construction..........................................................................      80
       Section 13.23.   Lender's Obligations Several..........................................................      80
       Section 13.24.   Submission to Jurisdiction; Waiver of Jury Trial......................................      80
       Section 13.25.   USA Patriot Act.......................................................................      80
       Section 13.26.   Equalization of Loans and Commitments.................................................      80
       Section 13.27.   Amendment and Restatement.............................................................      81
       Section 13.28.   Removal of Lenders and Assignment of Interests........................................      81

EXHIBIT A         --   Notice of Payment Request
EXHIBIT B         --   Notice of Borrowing
EXHIBIT C         --   Notice of Continuation/Conversion
EXHIBIT D-1       --   Revolving Note
EXHIBIT D-2       --   Swing Note
EXHIBIT D-3       --   Term Note
EXHIBIT E         --   Compliance Certificate
EXHIBIT F         --   Additional Guarantor Supplement
EXHIBIT G         --   Commitment Amount Increase Request
EXHIBIT H         --   Assignment and Acceptance
SCHEDULE 1        --   Commitments
SCHEDULE 1.2      --   Existing Letters of Credit
SCHEDULE 6.2      --   Subsidiaries
SCHEDULE 6.8      --   Trademarks, Franchises, and Licenses
SCHEDULE 8.7/8.8  --   Permitted Indebtedness; Permitted Liens
SCHEDULE 8.9      --   Permitted Investments, Loans, and Advances in
                       Foreign Subsidiaries

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      This Second Amended and Restated Credit Agreement is entered into as of June 29, 2005, by and among The Lamson & Sessions Co., an Ohio corporation (the "Borrower"), the Subsidiaries from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, National City Bank and JP Morgan Chase Bank, N.A., as Co-Syndication Agents, LaSalle Bank National Association, as Documentation Agent, and Harris N.A., as successor by merger with Harris Trust and Savings Bank, as Administrative Agent, as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

                              PRELIMINARY STATEMENT

      The Borrower and certain other parties set forth above previously entered into a certain Amended and Restated Credit Agreement dated as of December 15, 2000, as amended (the "Prior Credit Agreement"). The Borrower has requested that the aggregate commitments under the Prior Credit Agreement be extended and amended, and certain other amendments be made to the Prior Credit Agreement and, for the sake of clarity and convenience, that the Prior Credit Agreement be restated in its entirety as so amended, and the Lenders have agreed to such requests on the terms and conditions of this Agreement.

      On the date hereof, KeyBank National Association and Bank of America, N.A. (herein, the "Departing Lenders") will assign all of their loans and commitments to certain other Lenders hereunder, and HSBC Bank USA, National Association will join the Credit Agreement as a Lender.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. THE CREDIT FACILITIES.

      Section 1.1. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") in U.S. Dollars to the Borrower from time to time on a revolving basis up to such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

      Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Administrative Agent shall issue commercial or standby letters of credit (each a "Letter of Credit") for the account of the Borrower or any of its Subsidiaries in an aggregate undrawn face amount up to the amount of the L/C Sublimit, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between (i) the Revolving Credit Commitments in effect at such time and (ii) the aggregate principal amount of Revolving Loans and Swing Loans then outstanding. Each Letter of Credit shall be issued in U.S. Dollars and shall be issued by the Administrative Agent, but each Lender shall be obligated to reimburse the Administrative Agent for such Lender's Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. For purposes of this Agreement and the other Loan Documents, the letters of credit listed on Schedule 1.2 hereof issued by Harris Trust and Saving Bank (herein, the "Existing Letters of Credit") shall from and after the date of this Agreement be deemed Letters of Credit issued under and subject to the terms of this Agreement. Harris Trust and Savings Bank and the Borrower agree that from and after the date of this Agreement the Borrower's obligations with respect to such letters of credit, including all reimbursement obligations arising under or relating to the relevant application therefor (which applications shall each be deemed an Application as hereafter defined for all purposes of this Agreement and the other Loan Documents) shall be deemed Obligations arising under this Agreement.

         (b) Applications. At any time before the Revolving Credit Termination Date, the Administrative Agent shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the Administrative Agent, with expiration dates no later than the earlier of (i) 12 months from the date of issuance (or be cancelable not later than 12 months from the date of issuance and each renewal) (or such later date agreed to by the Administrative Agent) or, in the case of any Letter of Credit that is not a Bond Letter of Credit, (ii) the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, in the case of any Letter of Credit being issued for the account of a Subsidiary, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the Administrative Agent for the Letter of Credit requested (each an "Application," it being agreed that the Reimbursement Agreements entered into with respect to the issuance of the Bond Letters of Credit shall each be deemed an Application for purposes hereof). On the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent an amount equal to 105% of the aggregate undrawn amounts on all Letters of Credit then outstanding to be held as cash collateral in the Collateral Account. Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in
Section 1.10 hereof or in the relevant Reimbursement Agreement for a Bond Letter of Credit, before the occurrence of an Event of Default, the Administrative Agent will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the Administrative Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the obligation of the Borrower to reimburse the Administrative Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the Administrative Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Administrative Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Administrative Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit (other than the Bond Letters of Credit) if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Required Lenders have given the Administrative Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Administrative Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.2.

      (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the Administrative Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is paid if the Borrower has been informed of such drawing by the Administrative Agent on or before 11:30 a.m. (Chicago time) on the date when such drawing is paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (Chicago time) on the date when such drawing is paid, by the end of such day, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

      (d) The Participating Interests. Each Lender (other than the Lender then acting as Administrative Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Administrative Agent, and the Administrative Agent hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Administrative Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the Administrative Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian, or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the Administrative Agent to such effect, if such certificate is received before 2:00 p.m. (Chicago time), or not later than 2:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent an amount equal to such Participating Lender's Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Administrative Agent to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the Administrative Agent to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day, and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Administrative Agent retaining its Revolver Percentage as a Lender hereunder.

      The several obligations of the Participating Lenders to the Administrative Agent under this Section 1.2 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim, or defense to payment which any Participating Lender may have or have had against the Borrower, the Administrative Agent, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.2 shall be made without any offset, abatement, withholding, or reduction whatsoever.

      (e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss, or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.2(e) and all other parts of this
Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

      (f) Special Provisions regarding Bond Letters of Credit. (i) Notwithstanding anything to the contrary contained herein, the Bond Letters of Credit have been issued under the Reimbursement Agreements and are subject to the terms and conditions thereof.

      (ii) The Borrower and the Lenders acknowledge and agree that (a) each Bond Letter of Credit provides for automatic reductions and reinstatements as set forth in the provisions of such Bond Letter of Credit, and (b) each Bond Letter of Credit provides for the beneficiary thereof to reduce from time to time the amounts available to be drawn thereon. Each Lender acknowledges that, because the interest component of each Bond Letter of Credit may be reinstated at a time when the Borrower has not reimbursed the Lenders in full for an interest drawing under the relevant Bond Letter of Credit, the total L/C Obligations may exceed the L/C Sublimit and the total Revolving Loans, Swing Loans, and L/C Obligations may exceed the Revolving Credit Commitments as a result thereof (which the Borrower acknowledges is a default under this Agreement) and each Lender agrees to pay the Administrative Agent its Revolver Percentage of any drawing under the relevant Bond Letter of Credit notwithstanding that any such payment may result in the aggregate principal amount owing such Lender hereunder exceeding the Revolving Credit Commitment of such Lender.

      (iii) Harris N.A. ("Harris") shall not be deemed to have knowledge or notice of the occurrence of any default under any Reimbursement Agreement or any Bond Document unless it shall have received written notice stating that such default exists from the Borrower or any other party to a Bond Document. Harris shall take such action with respect to such default under a Reimbursement Agreement or the relevant Bond Documents as shall be required pursuant to
Section 9 hereof; provided that unless and until Harris shall have received direction under Section 9, Harris may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default as it shall deem advisable and in the best interest of the Lenders, except any action resulting in the acceleration or redemption of any Bonds.

      (iv) None of Harris, together with its Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of Harris and such Affiliates (collectively, the "Harris Related-Persons") shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with any Reimbursement Agreement or any Bond Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any other Person contained in any Reimbursement Agreement or any Bond Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Harris under or in connection with, any Reimbursement Agreement or any Bond Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of any Reimbursement Agreement or any Bond Document, or for any failure of the Borrower or any other party to any Bond Document to perform its obligations thereunder (other than for the gross negligence or willful misconduct of Harris). No Harris-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Reimbursement Agreement or any Bond Document, or to inspect the properties, books or records of the Borrower, any guarantor or any of their respective Affiliates.

      (v) The Lenders shall indemnify upon demand the Harris-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Revolver Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind whatsoever which may at any time (including at any time following the termination of any Bond Letter of Credit) be imposed on, incurred by or asserted against any such Person and which are in any way relating to or arising out of this Agreement, any Reimbursement Agreement, any Bond Document or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment to the Harris-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. The obligation of the Lenders in this Section shall survive the payment of all amounts owing by the Borrower hereunder.

      (vi) Harris agrees to deliver to the Lenders promptly upon receipt thereof copies of all documents and reports delivered to Harris pursuant to any Reimbursement Agreement or any Bond Document (other than drawing requests made for regularly scheduled payments of principal and interest on the Bonds).

      (vii) Harris may enter into any amendment or modification of, or may waive compliance with the terms of any Bond Document (other than the relevant indenture) without the consent of any other Lender; provided (a) that without the consent of the Required Lenders, Harris shall not execute any instrument agreeing to any amendment or modification of, or waiver of compliance with the relevant Reimbursement Agreement or any Bond Document, which would waive any "Event of Default" arising under such Reimbursement Agreement or Bond Document, and (b) without the consent of all of the Lenders, Harris shall not execute any instrument agreeing to any amendment or modification of, or waiver of compliance with the relevant Reimbursement Agreement or any Bond Document, which would (A) reduce the principal of, or interest on, any Reimbursement Obligation arising thereunder, (B) postpone the due date for any payment of principal of, or interest on, any Reimbursement Obligation arising thereunder, (C) extend the stated expiration date of any Bond Letter of Credit beyond the Revolving Credit Termination Date, (D) increase in any material manner (in the reasonable opinion of Harris) the obligations of the Lenders, or (E) release or otherwise adversely affect the interests of the Lenders in any collateral granted under the relevant Reimbursement Agreement or any Bond Document.

      (viii) Harris shall be the L/C Issuer of each Bond Letter of Credit.

      Section 1.3. Term Loan Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan (individually a "Term Loan" and collectively for all the Lenders the "Term Loans") in U.S. Dollars to the Borrower in the amount of such Lender's Term Loan Commitment. The Term Loans shall be made, if at all, on the Effective Date, at which time the Term Loan Commitments shall expire. The Term Loans shall be advanced in a single Borrowing and shall be made ratably by the Lenders in proportion to their respective Term Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that the Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.

      Section 1.4. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

      "Base Rate" means for any day the greater of: (i) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate); and (ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

      (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

      Adjusted LIBOR =                  LIBOR
                        ---------------------------------
                        1 - Eurodollar Reserve Percentage

      "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions, or offsets under Regulation D.

      "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      (c) Swing Loans. Each Swing Loan shall bear interest as provided in
Section 1.7(b) hereof.

      (d) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

      Section 1.5. Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $500,000. Each Borrowing of Eurodollar Loans advanced, continued, or converted under a Credit shall be in an amount equal to $2,000,000 or such greater amount which is an integral multiple of $500,000. Without the Administration Agent's consent, there shall not be more than 12 Borrowings of Eurodollar Loans outstanding under the Credits at any one time.

      Section 1.6. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.5's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans, or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may request to convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the

Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least 3 Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation, or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued, or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

      (b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

      (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.6(a) that the Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.10(a). If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.10(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. In the event the Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 11:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Administrative Agent, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

      (d) Disbursement of Loans. Not later than 12:00 Noon (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent's principal office in Chicago, Illinois (or by wire transfer of funds pursuant to the Borrower's written instructions to the Administrative Agent).

      (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 12:00 Noon Chicago time on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to (i) from the date the related advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day, and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under
Section 1.13 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

      Section 1.7. Swing Loans. (a) Generally. Subject to all of the terms and conditions hereof, the Administrative Agent agrees to make loans to the Borrower under the Swing Line (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) $7,500,000 (as the same may be reduced pursuant hereto, the "Swing Line Sublimit") or (ii) the difference between (x) the Revolving Credit Commitments in effect at such time then in effect and (y) the aggregate amount of all Revolving Loans and L/C Obligations outstanding at the time of computation. Subject to the terms and conditions hereof, Swing Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.

      (b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) if accepted by the Borrower pursuant to Section 1.7(c) below, the Administrative Agent's Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto.

      (c) Requests for Swing Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which a Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and the Interest Period requested therefor. Within 30 minutes after receiving such notice, the Administrative Agent shall quote an interest rate to the Borrower at which the Administrative Agent would be willing to make such Swing Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as "Administrative Agent's Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept the Administrative Agent's Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Administrative Agent's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest as provided in Section 1.7(b)(i) above. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the offices of the Administrative Agent in Chicago, Illinois (or by wire transfer of funds pursuant to the written instructions of the Borrower to the Administrative Agent). Anything contained in the foregoing to the contrary notwithstanding (i) the obligation of the Administrative Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Administrative Agent shall not be obligated to make more than one Swing Loan during any one day.

      (d) Refunding Loans. In its sole and absolute discretion, the Administrative Agent may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Administrative Agent to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender's Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given, provided that the Borrower shall not be liable to the Administrative Agent under Section 1.13 hereof as a result of any such required refunding of Swing Loans that bear interest at the Administrative Agent's Quoted Rate on a date other than the last day of the Interest Period relating thereto. Unless any of the conditions of Section 7.1 are not fulfilled on such date, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent, in immediately available funds, at the Administrative Agent's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

      (e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Administrative Agent pursuant to Section 1.7(d) above (because the conditions in Section 7.1 are not satisfied or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Administrative Agent its participation in such Loan. The several obligations of the Lenders under this
Section 1.7(e) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section 1.7(e) shall be made without any offset, abatement, withholding or reduction whatsoever.

      Section 1.8. Interest Periods. As provided in Section 1.6(a) and 1.7(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurodollar Loans or Swing Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending:
(a) in the case of Base Rate Loans, on the last day of the calendar month in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar month if such Loan is advanced, continued, or created by conversion on the last day of a calendar month), (b) in the case of a Eurodollar Loan, 1, 2, 3, or 6 months thereafter, and (c) in the case of a Swing Loan, on the date 1 to 7 days thereafter as mutually agreed by the Borrower and the Administrative Agent; provided, however, that:

            (a) any Interest Period for a Borrowing of Revolving Loans consisting of Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any Interest Period for a Borrowing of Term Loans consisting of Base Rate Loans that otherwise would end after the final maturity date of the Term Loans shall end on the final maturity date of the Term Loans;

            (b) no Interest Period with respect to any portion of the Term Loans shall extend beyond the final maturity date of the Term Loans, and no Interest Period with respect to any portion of the Revolving Loans or Swing Loans shall extend beyond the Revolving Credit Termination Date;

            (c) no Interest Period with respect to any portion of the Term Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on the Term Loans, unless the sum of (i) the aggregate principal amount of Term Loans that are Base Rate Loans, plus (ii) the aggregate principal amount of Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

            (d) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (e) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      Section 1.9. Maturity of Loans. (a) Revolving Loans. Each Revolving Loan shall mature and become due and payable by the Borrower on the Revolving Credit Termination Date.

      (b) Swing Loans. Each Swing Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

      (c) Scheduled Payments of Term Loans. The Borrower shall make principal payments on the Term Loans in installments on the twenty-fifth (25th) day of each March, June, September, and December in each year, commencing on September 25, 2005, with the amount of each such installment to equal $1,250,000, it being agreed that the final payment of both principal and interest not sooner paid on the Term Loans shall be due and payable on June 29, 2010, the final maturity thereof. The Administrative Agent shall apply each such principal payment to the Lenders holding the Term Loans pro rata based upon their Term Percentages.

      Section 1.10. Prepayments. (a) Optional. The Borrower shall have the privilege of prepaying Loans in whole or in part (but, if in part, then: (i) in an amount not less than $1,000,000, and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 and 1.7 hereof remains outstanding) any Borrowing upon notice delivered to the Administrative Agent by the Borrower no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loan or any Swing Loans bearing interest at the Administrative Agent's Quoted Rate, accrued interest thereon to the date of prepayment plus any amounts due under Section 1.13 hereof.

      (b) Mandatory. (i) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.14 hereof, prepay the Revolving Loans and Swing Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced with each such prepayment first to be applied to the Swing Loans until payment in full thereof, then to the Revolving Loans until payment in full thereof, with any remaining balance to be held by the Administrative Agent as collateral security for the L/C Obligations.

      (ii) If after the Effective Date the Borrower shall issue new equity securities (whether common stock, preferred stock, or otherwise), the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower in respect thereof. Promptly upon, and in no event later than the Business Day after, receipt by the Borrower of Net Cash Proceeds of such issuance, the Borrower shall prepay the Obligations in an aggregate amount equal to 50% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied first to the outstanding Term Loans until paid in full and then to the outstanding Revolving Credit (which, in the case of the Revolving Credit, may be reborrowed or otherwise readvanced subject to the terms and conditions hereof). Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment in connection with the issuance of new equity securities to the corporate officers or the board of directors of the Borrower or any of its Subsidiaries.

      (iii) If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss with respect to any Property, then the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and, promptly upon receipt by the Borrower or such Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds; provided that (x) so long as no Default or Event of Default then exists, this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of an Event of Loss so long as such Net Cash Proceeds are applied to replace or restore the relevant Property in accordance with the relevant Collateral Documents, (y) this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of Dispositions during any fiscal year of the Borrower not exceeding $1,000,000 in the aggregate so long as no Default or Event of Default then exists, and (z) in the case of any Disposition not covered by clause (y) above, so long as no Default or Event of Default then exists, if the Borrower states in its notice of such event that the Borrower or the relevant Subsidiary intends to reinvest, within 180 days of the applicable Disposition, the Net Cash Proceeds thereof in assets of the kind then used or useable in the business of the Borrower or any of its Subsidiaries, then the Borrower shall not be required to make a mandatory prepayment under this subsection in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such replacement assets with such 180-day period. Promptly after the end of such 180-day period, the Borrower shall notify the Administrative Agent whether the Borrower or such Subsidiary has reinvested such Net Cash Proceeds in such replacement assets and, to the extent such Net Cash Proceeds have not been so reinvested, the Borrower shall promptly prepay the Obligations in the amount of such Net Cash Proceeds not so reinvested. The amount of each such prepayment shall be applied first to the outstanding Term Loans until paid in full and then to the outstanding Revolving Credit (which, in the case of the Revolving Credit, may be reborrowed or otherwise readvanced subject to the terms and conditions hereof). If the Administrative Agent or the Required Lenders so request, all proceeds of such Disposition or Event of Loss shall be deposited with the Administrative Agent (or its agent) and held by it in the

Collateral Account. So long as no Default or Event of Default exists, the Administrative Agent is authorized to disburse amounts representing such proceeds from the Collateral Account to or at the Borrower's direction for application to or reimbursement for the costs of replacing, rebuilding or restoring such Property.

      (iv) Within 90 days after the close of each fiscal year, beginning with the fiscal year ending December 31, 2005, the Borrower shall prepay the Obligations by an amount equal to 50% of Excess Cash Flow of Borrower and its Subsidiaries for the most recently completed fiscal year of the Borrower; provided, however, that if, as of the last day of two consecutive fiscal quarters, the Total Funded Debt/Adjusted EBITDA Ratio for the four fiscal quarters of the Borrower then ended is less than 2.0 to 1.0 and no Default or Event of Default has occurred and is continuing, then no prepayment shall be required hereunder at any time thereafter. The amount of each such prepayment shall be applied first to the outstanding Term Loans until paid in full and then to the outstanding Revolving Credit (which, in the case of the Revolving Credit, may be reborrowed or otherwise readvanced subject to the terms and conditions hereof).

      (v) If after the Effective Date the Borrower or any Subsidiary shall issue any Indebtedness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 8.7 hereof, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied first to the outstanding Term Loans until paid in full and then to the outstanding Revolving Credit (which, in the case of the Revolving Credit, may be reborrowed or otherwise readvanced subject to the terms and conditions hereof). The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 hereof or any other terms of the Loan Documents.

      (vi) Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.10(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof, then to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.10(b) shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.13 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

      Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing in the event that the making of any prepayment required by this
Section 1.10 of any Eurodollar Loans would result in an obligation on the part of the Borrower to make a breakage payment in respect thereof pursuant to
Section 1.13 hereof, the Borrower may, upon notice to the Administrative Agent, pledge and deposit with the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, cash in the amount of the required prepayment pursuant to documentation satisfactory to Administrative Agent. The cash shall be maintained in the Collateral Account maintained by the Administrative Agent referred to in Section 9.4 hereof. Such cash shall be applied to the outstanding Eurodollar Loans in the order in which their

Interest Periods expire. The Borrower hereby grants to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a security interest in all such cash balances.

      (c) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower. Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid, and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed and each such prepayment shall be applied to the Term Loans in the reverse order of maturity.

      Section 1.11. Default Rate. Notwithstanding anything to the contrary contained in Section 1.4 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, and letter of credit fees at a rate per annum equal to:

            (a) for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed);

            (b) for any Eurodollar Loan or any Swing Loan bearing interest at the Administrative Agent's Quoted Rate, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto (computed on the basis of a year of 360 days for the actual number of days elapsed) and, thereafter, at a rate per annum equal to the sum of 2% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed);

            (c) for any Reimbursement Obligation, the sum of 2% plus the amounts due under Section 1.2 with respect to such Reimbursement Obligation; and

            (d) for any Letter of Credit, the sum of 2% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest and fees shall continue to be due and payable as otherwise provided in this Agreement and, in addition, such interest and fees shall also be paid on demand of the Administrative Agent acting at the request or with the consent of the Required Lenders.

      Section 1.12. The Notes. (a) The Revolving Loans made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit D-1 hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes."

      (b) The Swing Loans made to the Borrower by the Administrative Agent shall be evidenced by a single promissory note of the Borrower issued to the Administrative Agent in the form of Exhibit D-2 hereto. Such promissory note is hereinafter referred to as the "Swing Note."

      (c) The Term Loan made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit D-3 hereto. Each such promissory note is hereinafter referred to as a "Term Note" and collectively such promissory notes are referred to as the "Term Notes."

      (d) The Administrative Agent and each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan or Swing Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of the Administrative Agent or a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of the Administrative Agent or any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of the Administrative Agent or any Lender and upon the Administrative Agent or such Lender tendering to the Borrower the appropriate Note to be replaced, the Borrower shall furnish a new Note to such Lender to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

      Section 1.13. Funding Indemnity. If any Lender shall incur any loss, cost, or expense (including, without limitation, any loss of profit, and any loss, cost, or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Swing Loan bearing interest at the Administrative Agent's Quoted Rate or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

            (a) any payment, prepayment or conversion of a Eurodollar Loan or Swing Loan on a date other than the last day of its Interest Period,

            (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan or Swing Loan, or to convert a Base Rate Loan into a Eurodollar Loan or Swing Loan, on the date specified in a notice given pursuant to Section 1.6(a) or 1.7(c),

            (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan or Swing Loan when due (whether by acceleration or otherwise), or

            (d) any acceleration of the maturity of a Eurodollar Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender within 15 days after demand by such Lender (which demand shall be accompanied by the certificate referred to below) such amount as will reimburse such Lender for such loss, cost, or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost, or expense in reasonable detail and the amounts shown on such certificate shall be conclusive if reasonably determined.

      Section 1.14. Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon 5 Business Days' prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages. Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swing Line Sublimit shall reduce the L/C Sublimit and the Swing Line Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such reduction or termination of the Revolving Credit Commitments.

      (b) Mandatory Terminations. After the occurrence of a Change of Control, the Required Lenders may, by written notice to the Borrower at any time on or before the date occurring 90 days after the date the Borrower notifies the Lenders of such Change of Control, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be any date that is not less than 30 days following the date of such notice). On the date the Commitments are so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Notes) shall forthwith be due and payable without further demand, presentment, protest, or notice of any kind and the Borrower shall immediately pay to the Lenders the full amount then available for drawing under each Letter of Credit, such amount to be held in the Collateral Account (the Borrower agreeing to immediately make such payment on the date the Commitments are so terminated and acknowledging and agreeing that the Lenders would not have an adequate remedy at law for the failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit).

      (c) Any termination of the Commitments pursuant to this Section 1.14 may not be reinstated.

      Section 1.15. Substitution of Lenders. Upon the receipt by the Borrower of
(a) a claim from any Lender for compensation under Section 10.3 or 13.1 hereof,
(b) notice by any Lender to the Borrower of any illegality pursuant to Section
10.1 hereof, or (c) in the event any Lender is in default in any material respect (including, without limitation, such Lender's failure to fund when required to do so hereunder) with respect to its obligations under the Loan Documents (any such Lender referred to in clause (a), (b), or (c) above being hereinafter referred to as an "Affected Lender"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule, or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section
1.13 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 13.12 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).

      Section 1.16. Increase in Commitments. The Borrower may, on any Business Day prior to the Revolving Credit Termination Date and with the prior written consent of the Administrative Agent, increase the aggregate amount of the Revolving Credit Commitments by delivering a Commitment Amount Increase Request in the form attached hereto as Exhibit G at least five (5) Business Days prior to the desired effective date of such increase (the "Commitment Amount Increase") identifying an additional Lender (or additional Commitments for existing Lender(s)) and the amount of its Commitment (or additional amount of its Commitment(s)); provided, however, that (i) any increase of the aggregate amount of the Revolving Credit Commitments to an amount in excess of $110,000,000 shall require the prior written consent of the Lenders, and (ii) any increase of the aggregate amount of the Commitments shall be in an amount not less than $5,000,000. The effective date of the Commitment Amount Increase shall be agreed upon by the Borrower and the Administrative Agent. Upon the effectiveness thereof, Schedule 1 shall be deemed amended to reflect the Commitment Amount Increase and the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Lender shall have outstanding its pro rata share of all Revolving Loans based on its Revolver Percentage. It shall be a condition to such effectiveness that (i) if there are any Eurodollar Loans outstanding under the Revolving Credit on the date of such effectiveness, unless otherwise agreed to by the Administrative Agent, such Eurodollar Loans shall be prepaid and the Borrower shall have paid all amounts required to be paid under
Section 1.13 hereof and (ii) the Borrower shall not have terminated any portion of the Revolving Credit Commitments pursuant of Section 1.14(a) hereof. The Borrower agrees to pay any reasonable expenses of the Administrative Agent relating to any Commitment Amount Increase. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment and no Lender's Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment.

SECTION 2. FEES.

      Section 2.1. Fees. (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

      (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any standby Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the Administrative Agent for its own account a fronting fee equal to .125% per annum of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of the Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the Administrative Agent for its own account the Administrative Agent's standard issuance, drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the Administrative Agent from time to time.

      (c) Administrative Agent Fees and Upfront Fees. The Borrower shall pay to the Administrative Agent for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated of even date herewith, or as otherwise thereafter agreed to in writing between them.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

      Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on

Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that the Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

      Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.10(b) hereof), after the occurrence and during the continuation of an Event of Default all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and, unless the Administrative Agent and the Required Lenders shall determine otherwise, be distributed as follows:

            (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 13.16 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

            (b) second, to the payment of principal and interest on the Swing Note;

            (c) third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

            (d) fourth, to the payment of principal on the Notes, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

            (e) fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Loan Documents (including, without limitation, Funds Transfer and Deposit Account Liability) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

            (f) finally, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4. THE COLLATERAL AND GUARANTIES.

      Section 4.1. Collateral. The Obligations shall be secured by (a) valid, perfected and enforceable Liens on all right, title, and interest of the Borrower and each Subsidiary in all capital stock and other equity interests held by the Borrower or such Subsidiary in each of its Subsidiaries whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected (subject to the proviso appearing at the end of this sentence) and enforceable Liens on all right, title and interest of the Borrower and each Subsidiary in all accounts and accounts receivable, notes and notes receivable, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, patents, trademarks, tradenames, copyrights, and other intellectual property rights), investment property, inventory, machinery, equipment, deposit accounts, and real estate, and all other personal property and real property, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that: (i) the Lien of the Administrative Agent on Property subject to a Capital Lease or conditional sale agreement or subject to a purchase money lien in each instance permitted hereby shall be subject to the rights of the lessor or lender thereunder, (ii) until otherwise required by the Administrative Agent (acting at the request or with the consent of the Required Lenders), Liens on deposit accounts maintained by the Borrower or any Subsidiary in proximity to its operations need not be perfected provided that the total amount on deposit at any one time not so perfected shall not exceed $250,000 in the aggregate, (iii) until otherwise required by the Administrative Agent (acting at the request or with the consent of the Required Lenders), Liens on titled vehicles need not be perfected provided that the total value of such property at any one time not so perfected shall not exceed $250,000 in the aggregate, (iv) unless otherwise required by the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, Liens on the capital stock or other equity interests of a Foreign Subsidiary which, if granted, would cause an adverse effect on the Borrower's present or future federal income tax liability shall be limited to 65% of the total outstanding Voting Stock of such Foreign Subsidiary, (v) unless otherwise required by the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, Liens need not be granted on the assets of a Foreign Subsidiary which, if granted, would cause an adverse effect on the Borrower's present or future federal income tax liability and (vi) unless otherwise required by the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, the Deed to Secure Debt securing the real property in Tennille, Georgia shall secure only the Term Notes. The Borrower acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of itself and the Lenders and shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the immediately preceding sentence and Liens permitted by Section 8.8 hereof, in each case pursuant to one or more Collateral

Documents from such Persons, each in form and substance reasonably satisfactory to the Administrative Agent.

      Section 4.2. Deposit Account Agreements. Except as otherwise permitted by clause (ii) of Section 4.1 above, and subject to the limitations described in clause (v) of Section 4.1 above, the Borrower shall cause each financial institution maintaining one or more deposit accounts for the Borrower or any Subsidiary to enter into an agreement with the Administrative Agent pursuant to which such financial institution acknowledges and agrees to the Administrative Agent's Lien on such deposit accounts and all funds therein, to waive any right of offset or bankers' lien with respect to such deposit accounts (other than charges for account maintenance fees and returned items), and, during the existence of any Event of Default, to remit all collected balances in such deposit accounts to the Administrative Agent. The Borrower and, by becoming a Guarantor hereto, each Subsidiary hereby acknowledge and agree that the Administrative Agent has (and is hereby granted) a Lien on all such deposit accounts and all funds contained therein to secure the Obligations. The Lenders agree with the Borrower that if and so long as no Event of Default has occurred and is continuing, amounts on deposit in the deposit accounts maintained with the Administrative Agent or any Lender will (subject to the rules and regulations of the Administrative Agent or the relevant Lender as from time to time in effect applicable to demand deposit accounts) be made available to the Borrower or the relevant Subsidiary for use in the conduct of its business. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may apply the funds on deposit in all such deposit accounts to the Obligations. The Borrower has heretofore disclosed to the Administrative Agent in writing all of the deposit accounts which require an agreement pursuant to this Section and the Borrower shall advise the Administrative Agent of any such deposit accounts which are hereafter opened or closed.

      Section 4.3. Liens on Real Property. Subject to the limitation imposed by clause (v) of Section 4.1 hereof, in the event that the Borrower or any Subsidiary owns or hereafter acquires any owned real property with a fair market value greater than or equal to $1,000,000 (or, during the existence of any Event of Default, any owned real property, regardless of its value), the Borrower shall execute and deliver, and shall cause the relevant Subsidiary to execute and deliver, to the Administrative Agent (or a security trustee therefor) a mortgage or deed of trust reasonably acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent for the benefit of itself and the Lenders a Lien on such real property to secure the Obligations, shall pay all taxes and all reasonable costs and expenses incurred by the Administrative Agent in obtaining any real estate appraisal required by the Administrative Agent in connection therewith and in recording such mortgage or deed of trust, and shall at its expense supply to the Administrative Agent a survey, environmental report, hazard insurance policy, and a mortgagee's policy of title insurance from a title insurer reasonably acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

      Section 4.4. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each direct and indirect Subsidiary of the Borrower (individually a

"Guarantor" and collectively the "Guarantors") pursuant to Section 12 of this Agreement; provided, however, that unless otherwise required by the Administrative Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, Foreign Subsidiaries shall not be required to be Guarantors hereunder if providing such guaranty would cause an adverse effect on the Borrower's present or future federal income tax liability.

      Section 4.5. Further Assurances. The Borrower agrees that it shall, and shall cause each Subsidiary to, from time to time at the request of the Administrative Agent, execute and deliver such documents and do such acts and things as the Administrative Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.

SECTION 5. DEFINITIONS; INTERPRETATION.

      Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

      "Acquired Business" means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition, whether before or after the date hereof.

      "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

      "Act" is defined in Section 13.25 hereof.

      "Adjusted EBITDA" means, with reference to any period, EBITDA for such period calculated on a pro forma basis in good faith by the Borrower and established to the reasonable satisfaction of the Administrative Agent as if each Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Borrower in good faith and established to the reasonable satisfaction of the Administrative Agent).

      "Adjusted LIBOR" is defined in Section 1.4(b) hereof.

      "Administrative Agent" means Harris N.A. and any successor pursuant to
Section 11.7 hereof.

      "Administrative Agent's Quoted Rate" is defined in Section 1.7(c) hereof.

      "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 15% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 15% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

      "Agreement" means this Second Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

      "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under
Section 2.1 hereof, until the first Pricing Date, the rates per annum shown opposite Level V below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

              TOTAL FUNDED                              APPLICABLE MARGIN      APPLICABLE
             DEBT/ADJUSTED         APPLICABLE MARGIN     FOR EURODOLLAR        MARGIN FOR
              EBITDA RATIO        FOR BASE RATE LOANS   LOANS AND LETTER    REVOLVING CREDIT
           FOR SUCH PRICING        AND REIMBURSEMENT      OF CREDIT FEE      COMMITMENT FEE
LEVEL            DATE            OBLIGATIONS SHALL BE       SHALL BE:           SHALL BE:
VI       Greater than or equal
         to 3.0 to 1.0                          1.375%               2.00%              .375%

V        Greater than or equal
         to 2.5 to 1.0, but
         less than 3.0 to 1.0                    1.00%               1.75%               .35%

IV       Greater than or equal
         to 2.0 to 1.0, but
         less than 2.5 to 1.0                    .625%               1.50%               .30%

III      Greater than or equal
         to 1.5 to 1.0, but
         less than 2.0 to 1.0                     .25%               1.25%               .25%

II       Greater than or equal
         to 1.0 to 1.0, but
         less than 1.5 to 1.0                       0%               1.00%               .225%

I        Less than 1.0 to 1.0                       0%               .875%               .20%

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after September 30, 2005, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements for the fiscal quarter then ended (and in the case of the year-end financial statements, audit report), pursuant to Section
8.5 hereof. The Applicable Margin shall be established based on the Total Funded Debt/Adjusted EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements (and, in the case of the year-end financial statements, audit report) by the date such financial statements are required to be delivered under Section
8.5 hereof, until such financial statements are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level VI shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.

      "Application" is defined in Section 1.2(b) hereof.

      "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2(i) hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

      "Base Rate" is defined in Section 1.4(a) hereof.

      "Base Rate Loan" means a Loan bearing interest at a rate specified in
Section 1.4(a) hereof.

      "Bond Documents" means any of the documents or instruments executed and delivered in connection with the issuance of the Bonds and any amendment, modification or supplement thereto.

      "Bond Letters of Credit" means the irrevocable transferable letters of credit issued by Harris N.A., as successor by merger with Harris Trust and Savings Bank to secure the payment of the Bonds.

      "Bonds" means, collectively, (a) $2,800,000 City of Janesville, Wisconsin Adjustable Rate Industrial Development Revenue Refunding Bonds Dated 3/1/96 Due 9/1/2007 (The Lamson & Sessions Co. Project), (b) $2,780,000 City of Bowling Green, Ohio Adjustable Rate Industrial Development Revenue Refunding Bonds Dated 6/28/95 Due 8/1/2009 (The Lamson & Session Co. Project), (c) $1,820,000 City of Bowling Green, Ohio Adjustable Rate Industrial Development Revenue Refunding Bonds Dated 3/1/94 Due 3/1/2023, (d) $1,650,000 City of Pasadena, Texas Corporation Adjustable Rate Industrial Development Revenue Refunding Bonds Dated 2/28/95 Due 4/1/2017 (The Lamson & Sessions Co. Project), and (e) $3,800,000

City of Cabool, Missouri Industrial Development Revenue Bonds Dated 4/20/00 Due 5/1/10 (City of Cabool, IRB).

      "Borrower" means The Lamson & Sessions Co., an Ohio corporation.

      "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit in accordance with their Percentages of such Credit. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the relevant Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.6(a). Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in Section 1.7 hereof.

      "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England and Nassau, Bahamas.

      "Capital Expenditures" means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

      "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

      "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

      "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of more than 30% of the outstanding Voting Stock of the Borrower on a fully-diluted basis, or (b) the failure of individuals who are members of the board of directors of the Borrower on the date hereof (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the date hereof or previously so approved) to constitute a majority of the board of directors of the Borrower.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

      "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

      "Collateral Account" is defined in Section 9.4 hereof.

      "Collateral Documents" means the Pledge Agreement, the Security Agreement, the Mortgages, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

      "Commitments" means the Revolving Credit Commitments and the Term Loan Commitments.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

      "Credit" means either the Revolving Credit, Term Credit or the Swing Line.

      "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

      "Disposition" means the sale, lease, conveyance, or other disposition of Property, other than sales or other dispositions expressly permitted under
Section 8.10(a) or 8.10(b) hereof.

      "Domestic Subsidiary" means any subsidiary other than a Foreign
Subsidiary.

      "EBITDA" means, with respect to any period, Net Income for such period plus (A) all amounts deducted in arriving at such Net Income in respect of (a) Interest Expense, plus (b) federal, state, local, and foreign income taxes for such period, plus (c) amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, plus (d) any charges to Net Income during such period which are non-cash, non-recurring expenses arising from the rationalization of the Borrower's facilities, product lines or personnel, up to a maximum amount equal to 10% of Net Worth at the end of such period, plus (e) any charges to Net Income during such period (up to $1,828,000 in the aggregate during the term of this Agreement, including any such charges accrued prior to the Effective Date) associated with the Intermatic Litigation, plus (f) any non-cash expenses incurred with respect to its Plans during such period, plus (g) non-cash expenses incurred with respect to its retiree medical plans during such period up to a maximum amount of $500,000. In the event that any non-cash charge is excluded from the computation of EBITDA for a given period pursuant to clause (d) above but the circumstances giving rise to such charge have a cash impact in a subsequent period which would have reduced EBITDA but for the charge in the prior period, such impact shall be taken into account in computing EBITDA in the period when such impact occurs.

      "Effective Date" is defined in Section 7.2 hereof.

      "Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Borrower or any of its Subsidiaries or any business reasonably related thereto.

      "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority, or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

      "Environmental Law" means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

      "Eurodollar Loan" means a Loan bearing interest at the rate specified in
Section 1.4(b) hereof.

      "Eurodollar Reserve Percentage" is defined in Section 1.4(b) hereof.

      "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

      "Event of Loss" means, with respect to any Property, any of the following:
(a) any loss, destruction or damage of such Property, or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

      "Excess Cash Flow" means, with respect to any period, the amount (if any) by which (a) EBITDA (but determined for such purposes without giving effect to any extraordinary or non-cash gains or losses) during such period minus (plus) additions (reductions) to non-cash working capital of the Borrower and its Subsidiaries for such period (i.e., the increase or decrease in consolidated non-cash current assets of the Borrower and Subsidiaries minus the consolidated current liabilities (excluding the current maturities of long-term debt) of the Borrower and its Subsidiaries from the beginning to the end of such period), exceeds (b) the sum of (i) Interest Expense payable in cash during such period, plus (ii) federal, state and local income taxes payable in cash during such period, plus (iii) the aggregate amount of payments of principal on all Indebtedness of Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise, but excluding payments made under the Revolving Credit other than those payments resulting in a permanent reduction of the Revolving Credit Commitments and excluding mandatory prepayments of the Term Loans required to be made in respect of Excess Cash Flow under Section 1.10(b)(iv) hereof), plus (iv) the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period to the extent permitted by this Agreement and not financed with proceeds of Indebtedness for Borrowed Money, plus (v) cash expenses incurred with respect to its Plans and its retiree medical plans during such period, plus
(vi) cash payments associated with the settlement of the Intermatic Litigation (up to $1,828,000 in the aggregate during the term of this Agreement); provided that in determining Excess Cash Flow for the Borrower's fiscal year ending on or about December 31, 2005, the aggregate amount of payments made on the Term Loans included therein shall include the amount of such payments made on or about September 25 and December 25, multiplied by two.

      "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate appearing in
Section 1.4(a) hereof.

      "Fixed Charges" means, with reference to any period, the sum of (a) the aggregate amount of payments scheduled to be made by the Borrower and its Subsidiaries during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity or as a result of mandatory sinking fund redemption, plus (b) federal, state, local, and foreign income taxes payable in cash for such period, plus (c) Interest Expense payable in cash for such period.

      "Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

      "Funds Transfer and Deposit Account Liability" means the liability of the Borrower or any Guarantor owing to any of the Lenders, or any Affiliates of such Lenders, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of the Borrower and/or any Guarantor now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other deposit, disbursement, and cash management services afforded to the Borrower or any Guarantor by any of such Lenders or their Affiliates, and (d) the use of any corporate credit cards or purchasing cards issued by any Lender or their Affiliates.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      "Guarantor" and "Guarantors" each is defined in Section 4.4 hereof.

      "Harris" is defined in Section 1.2(f)(iii) hereof.

      "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as "hazardous" or "toxic" or words of like import pursuant to an Environmental Law.

      "Hazardous Material Activity" means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

      "Hedging Liability" means the liability of the Borrower or any Guarantor to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Borrower or such Guarantor, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, with prior written notice to the Administrative Agent.

      "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

      "Indebtedness for Borrowed Money" means for any Person (without duplication): (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of Property or services, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (d) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (e) the principal portion of all obligations under Capital Leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker's acceptances or letters of credit, (g) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, and (h) all indebtedness referred to in clause (a), (b), (c), (d), (e),
(f) or (g) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

      "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Interest Period" is defined in Section 1.8 hereof.

      "Intermatic Litigation" means the lawsuit captioned Intermatic Inc. v. Lamson & Sessions Co., et. al. (N.D.ILL. Docket No. 94C 50295), which has been settled pursuant to the Confidential Settlement and Release Agreement dated September 13, 2004, the Stipulated Order of Dismissal under Fed. R. App. P. 42(b) in the United States Court of Appeals for the Federal Circuit (01-1378), and the Stipulated Order of Dismissal under Fed. R. Civ. P. 41(a)(2) in the U.S. District Court for the N.D. of Illinois, Western Division (Civil Action No. 94-C-50295 and 99-CV-50410).

      "L/C Sublimit" means $25,000,000, as reduced pursuant to the terms hereof.

      "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

      "Legal Requirement" means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

      "Lenders" means and includes Harris N.A. and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof.

      "Lending Office" is defined in Section 10.4 hereof.

      "Letter of Credit" is defined in Section 1.2(a) hereof.

      "LIBOR" is defined in Section 1.4(b) hereof.

      "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

      "Loan" means any Swing Loan, any Revolving Loan, or any Term Loan outstanding as a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder.

      "Loan Documents" means this Agreement, the Notes, the Applications (including the Reimbursement Agreements with respect to the Bond Letters of Credit), the Collateral Documents, all agreements evidencing or setting forth the terms and conditions applicable to Hedging Liability, all agreements evidencing or setting forth the terms and conditions applicable to Funds Transfer and Deposit Account Liability, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

      "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the business, Property, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) a material adverse effect upon the ability of the Borrower and its Subsidiaries to perform their obligations under the Loan Documents, or (c) a material adverse effect upon the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgages" means, collectively, each Mortgage and Security Agreement with Assignment of Rents and each Deed of Trust and Security Agreement with Assignment of Rents between the Borrower or the relevant Subsidiary and the Administrative Agent relating to such Person's real property owned as of the date hereof and located in the states of California, Florida, Iowa, Ohio, Oklahoma, and Pennsylvania (except for the real property of the Borrower owned as of the date hereof and located in Kent, Ohio, for which no Mortgage is currently being required) and any other mortgages or deeds of trust delivered to the Administrative Agent pursuant to Section 4.3 hereof, as the same may be amended, modified, supplemented or restated from time to time.

      "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, (ii) income, sale, use, or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) amounts required to be applied to repay principal of, and premium, if any, and interest on, any Indebtedness for Borrowed Money secured by a Lien on the Property which is the subject of such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of (i) any taxes paid or payable with respect thereto, (ii) the reasonable direct costs incurred in connection with the collection of such proceeds, awards, or other payments, and (iii) amounts required to be applied to repay principal of, and premium, if any, and interest on, any Indebtedness for Borrowed Money secured by a Lien on the Property which is the subject of such Event of Loss and (c) with respect to any offering of equity securities of a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

      "Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Borrower or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period.

      "Net Worth" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Borrower and its Subsidiaries determined in accordance with GAAP.

      "Notes" means and includes the Term , the Revolving Notes, and the Swing Note, all of which are issued in replacement of the promissory notes issued under the Prior Credit Agreement, and such promissory notes issued under the Prior Credit Agreement shall be deemed to be cancelled upon the delivery of the Notes as contemplated by this Agreement.

      "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications (including the Reimbursement Agreements with respect to the Bond Letters of Credit), all fees and charges payable hereunder, all Hedging Liability, all Funds Transfer and Deposit Account Liability and all other payment obligations of the Borrower or any Guarantor arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

      "Participating Lender" is defined in Section 1.2(d) hereof.

      "Participating Interest" is defined in Section 1.2(d) hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

      "Percentage" means for any Lender its Revolver Percentage or Term Percentage, as applicable; and where the term "Percentage" is applied on an aggregate basis (including, without limitation, Section 11.6 hereof), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage and Term Percentage, and expressing such components on a single percentage basis.

      "Permitted Acquisition" means (a) any Acquisition consented to in writing by the Required Lenders, and (b) any other Acquisition with respect to which all of the following conditions shall have been satisfied:

            (i) the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States;

            (ii) the Acquisition shall not be a Hostile Acquisition;

            (iii) the financial statements of the Acquired Business shall have been audited by one of the "Big Four" accounting firms or by another independent accounting firm of national or regional repute or otherwise reasonably satisfactory to the Administrative Agent, or if such financial statements have not been audited by such an accounting firm, (x) such financial statements shall have been approved by the Administrative Agent and (y) the Acquired Business has undergone a successful so-called businessman's review by an accounting firm reasonably satisfactory to the Administrative Agent as part of the Borrowers' due diligence on the Acquisition;

            (iv) the Total Consideration for the Acquired Business, when taken together with the Total Consideration for all Acquired Businesses acquired after the Effective Date, does not exceed $10,000,000;

            (v) the Borrower shall have notified the Administrative Agent and Lenders not less than 20 days prior to any such Acquisition and furnished to the Administrative Agent and Lenders at such time reasonable details as to such Acquisition (including sources and uses of funds therefor), and 3-year historical financial information and 3-year pro forma financial forecasts of the Acquired Business on a stand alone basis as well as of the Borrower on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations reasonably satisfactory to the Administrative Agent;

            (vi) if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrower will have complied with the requirements of Sections 4 and 8.17 hereof in connection therewith; and

            (vii) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in
      Section 8.21 on a pro forma basis.

      "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

      "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Pledge Agreement" means that certain Amended and Restated Pledge Agreement dated as of June 29, 2005, among the Borrower, its Subsidiaries party thereto, and the Administrative Agent, as the same may be amended, modified, supplemented, or restated from time to time.

      "Premises" means the real property owned or leased by the Borrower or any Subsidiary, including without limitation the real property and improvements thereon owned by the Borrower or any Subsidiary subject to the Lien of the Mortgages or any other Collateral Documents.

      "Prior Credit Agreement" is defined in the Preliminary Statement hereof.

      "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

      "RCRA" means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., and any future amendments.

      "Reimbursement Agreement" means any application or reimbursement agreement entered into by the Borrower in favor of Harris relating to the issuance of any Bond Letter of Credit.

      "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

      "Required Lenders" means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments.

      "Restricted Payments" is defined in Section 8.12 hereof.

      "Revolver Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

      "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.1 and 1.2 hereof.

      "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $85,000,000 on the Effective Date.

      "Revolving Credit Termination Date" means June 29, 2010, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.14, 9.2, or 9.3 hereof.

      "Revolving Loan" and "Revolving Loans" each is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Revolving Loan hereunder.

      "Revolving Note" and "Revolving Notes" each is defined in Section 1.12(a) hereof.

      "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

      "Security Agreement" means that certain Amended and Restated Security Agreement dated as of June 29, 2005 among the Borrower, its Subsidiaries party thereto, and the Administrative Agent, as the same may be amended, modified, supplemented, or restated from time to time.

      "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise noted herein, the term "Subsidiary" means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

      "Swing Line" means the credit facility for making one or more Swing Loans described in Section 1.7 hereof.

      "Swing Loan" and "Swing Loans" each is defined in Section 1.7 hereof.

      "Swing Line Sublimit" is defined in Section 1.7 hereof.

      "Swing Note" is defined in Section 1.12(b) hereof.

      "Term Credit" means the credit facility for the Term Loans described in
Section 1.3 hereof.

      "Term Loan" and "Term Loans" each is defined in Section 1.3 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Term Loan hereunder.

      "Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make its Term Loan upon satisfaction of the conditions set forth in
Section 7.3 hereof in the principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof. The Borrower and the Lenders acknowledge and agree that the aggregate Term Loan Commitments of the Lenders are $40,000,000 on the Effective Date.

      "Term Note" and "Term Notes" each is defined in Section 1.12(c) hereof.

      "Term Percentage" means, for each Lender, the percentage of the Term Loan Commitments represented by such Lender's Term Loan Commitment or, if the Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term Loans then outstanding.

      "Total Assets" means, for any Person at any time the same is to be determined, total net assets which would appear on the balance sheet of such Person in accordance with GAAP.

      "Total Consideration" means, with respect to an Acquisition, the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Borrower or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

      "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries at such time.

      "Total Funded Debt/Adjusted EBITDA Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of Total Funded Debt as of the last day of such fiscal quarter to Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four fiscal quarters then ended.

      "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations, provided that Swing Loans outstanding from time to time shall be deemed to reduce the Unused Revolving Credit Commitment of the Administrative Agent for purposes of computing the commitment fee under Section 2.1(a) hereof.

      "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

      "Voting Stock" of any Person means (a) capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency and (b) stock not described in clause (a) above that is nonetheless treated as voting stock for purposes of the Code.

      "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

      "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

      Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

      Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

      Section 6.1. Organization and Qualification. The Borrower is duly organized, validly existing, and in good standing as a corporation under the laws of the state of its incorporation, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

      Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto identifies, as of the date hereof, each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents and other Liens to the extent permitted by Section 8.8 hereof. As of the date hereof, there are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants, or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

      Section 6.3. Authority and Validity of Obligations. The Borrower has full power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full power and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and by each Subsidiary have been duly authorized, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default in any material respect under any provision of law or any judgment, injunction, order, or decree binding upon the Borrower or any Subsidiary or any provision of the charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement, or any similar organization agreement of the Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture, or agreement of or affecting the Borrower or any Subsidiary or any of its Property, in each case where such contravention or default is reasonably likely to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents and other Liens permitted by Section 8.8 hereof.

      Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Loans and the Letters of Credit to refinance existing indebtedness outstanding on the Effective Date and for its general working capital purposes (including, without limitation, to finance Permitted Acquisitions) and such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      Section 6.5. Financial Reports. The consolidated balance sheet of the Borrower and its Subsidiaries as at January 1, 2005, and the related consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the 12 months then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants, and the interim consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2005, and the related consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the three (3) months then ended, each heretofore furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on the financial statements referred to above or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

      Section 6.6. No Material Adverse Change. Since January 1, 2005, there has been no Material Adverse Effect.

      Section 6.7. Full Disclosure. As of the date hereof, none of the reports, financial statements or certificates furnished in writing by or on behalf of the Borrower to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement or delivered to the Administrative Agent and the Lenders hereunder (as modified or supplemented by other information so furnished), taken together with any information contained in the public filings made by the Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided that the Administrative Agent and the Lenders acknowledge that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable at the time made.

      Section 6.8. Trademarks, Franchises, and Licenses. Except as set forth on
Schedule 6.8 hereof, the Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright, or other proprietary right of any other Person.

      Section 6.9. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct their business, in each case where the failure to obtain or maintain the same is reasonably likely to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, is reasonably likely to result in revocation or denial of any material license, permit, or approval is, to the knowledge of the Borrower, pending or threatened.

      Section 6.10. Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

      Section 6.11. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiaries which if adversely determined is reasonably likely to have a Material Adverse Effect.

      Section 6.12. Taxes. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon any of the Borrower or any Subsidiary or upon any of their respective Properties, income, or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees, and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional tax assessment against the Borrower or against any of its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

      Section 6.13. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary, or any other Person, is or will be necessary to the valid execution, delivery, or performance by the Borrower or any Subsidiary of this Agreement or any other Loan Document, except for such approvals which have been obtained prior to the date of this Agreement and which remain in full force and effect.

      Section 6.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

      Section 6.15. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 6.16. ERISA. The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than retiree medical liability disclosed to the Lenders on the Borrower's financial statements referred to in Section 6.5 hereof and other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

      Section 6.17. Compliance with Laws. (a) The Borrower and its Subsidiaries are in compliance in all material respects with the requirements of all federal, state, and local laws, rules, and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except where any non-compliance with such requirements, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

      (b) Without limiting the representations and warranties set forth in
Section 6.17(a) above, except for such matters which could not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) the Borrower and its Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Borrower and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Premises by any applicable Environmental Law; (iii) the Borrower has no knowledge of any Release, threatened Release or disposal of any Hazardous Material at, on, or about, any of the Premises in any material quantity and, to the knowledge of the Borrower, none of the Premises are materially adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) to the knowledge of the Borrower, none of the Premises contain and have contained any: (1) material amounts of asbestos containing building material in material non-compliance with any Environmental Law, (2) landfills or dumps, (3) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law, or (4) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) the Borrower and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises except in material compliance with applicable Environmental Laws; (vi) the Borrower has no knowledge of any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) the Borrower and its Subsidiaries have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving the Borrower or any Subsidiary or any of the Premises, and the Borrower has no knowledge of any conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Premises; (viii) none of the Premises are subject to any, and the Borrower has no knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) the Borrower has no knowledge of any conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

      Section 6.18. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture, or agreement of or affecting such Person or any of its Property, which default if uncured, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

      Section 6.19. Solvency. The Borrower and its Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

      Section 6.20. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7. CONDITIONS PRECEDENT.

      The obligation of each Lender to advance, continue, or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the Administrative Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

      Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

            (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date;

            (b) the Borrower and each Subsidiary shall be in compliance in all material respects with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing;

            (c) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.6 or 1.7 hereof, as the case may be, in the case of the issuance of any Letter of Credit the Administrative Agent shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the Administrative Agent together with fees called for by Section 2.1 hereof; and

            (d) such extension of credit shall not violate any order, judgment, or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section 7.1.

      Section 7.2. Effective Date. This Agreement will become effective on the date (the "Effective Date") the following conditions have been satisfied:

            (a) the Administrative Agent shall have received for each Lender this Agreement duly executed by the Borrower, its Subsidiaries party hereto, and the Lenders;

            (b) the Administrative Agent shall have received for each Lender such Lender's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.12 hereof;

            (c) the Administrative Agent shall have received the Pledge Agreement, the Security Agreement, and supplements to the existing Mortgages duly executed by the Borrower or the relevant Subsidiaries;

            (d) the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as lender's loss payee, mortgagee, and additional insured;

            (e) the Administrative Agent shall have received copies of the articles of incorporation (or comparable constituent documents) and any amendments thereto for the Borrower and each of its Subsidiaries party hereto, certified in each instance by the appropriate governmental office of the state of its organization;

            (f) the Administrative Agent shall have received a copy of by-laws (or comparable constituent documents) and any amendments thereto for the Borrower and each of its Subsidiaries party hereto, certified in each instance by its Secretary or Assistant Secretary;

            (g) the Administrative Agent shall have received copies of resolutions of the Board of Directors for the Borrower and each of its Subsidiaries party hereto authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower's or such Subsidiary's behalf, all certified in each instance by its Secretary or Assistant Secretary;

            (h) the Administrative Agent shall have received copies of the certificates of good standing for the Borrower and each of its Subsidiaries party hereto (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation and of each state in which it is qualified to do business as a foreign corporation;

            (i) the Administrative Agent shall have received a list of the Borrower's Authorized Representatives;

            (j) the Administrative Agent shall have received the fee letter described in Section 2.1(c) hereof together with payment of the initial fees called for thereby;

            (k) each Lender shall have received such evaluations and certifications as it may reasonably require (including (i) financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2005, (ii) updated five-year pro forma financial statements of the Borrower and its Subsidiaries, each in form and substance reasonably acceptable to the Administrative Agent, and (iii) satisfactory evidence that, for the twelve (12) consecutive month period ended immediately prior to the Effective Date, the Borrower's EBITDA was greater than or equal to $32,000,000 and the Total Funded Debt/Adjusted EBITDA Ratio was less than 3.15 to 1.0) in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and its Subsidiaries, and the lack of material contingent liabilities of the Borrower and its Subsidiaries;

            (l) the Administrative Agent shall have received for each Lender the favorable written opinions of counsel to the Borrower and its Subsidiaries party hereto, in form and substance reasonably satisfactory to the Administrative Agent; and

            (m) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8. COVENANTS.

      The Borrower agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.14 hereof:

      Section 8.1. Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve, and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so is reasonably likely to have a Material Adverse Effect.

      Section 8.2. Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order, and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

      Section 8.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

      Section 8.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents. The Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

      Section 8.5. Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender, and each of their duly authorized representatives such information respecting the business and financial condition of the Borrower and of each Subsidiary as the Administrative Agent or such Lender may reasonably request; and without any request, the Borrower shall furnish to the Administrative Agent and the Lenders:

            (a) as soon as available, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the Borrower acceptable to the Administrative Agent;

            (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an unqualified opinion of Ernst & Young LLP or another firm of independent registered public accountants of recognized standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Borrower's or any Subsidiary's operations and financial affairs given to it by its independent registered public accounting firms;

            (d) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Borrower, or any Subsidiary, to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus filed by the Borrower, or any Subsidiary, with any securities exchange or the Securities and Exchange Commission or any successor agency;

            (e) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated and consolidating operating budget for the current fiscal year, such operating budget to show the Borrower's projected consolidated and consolidating revenues, expenses, and balance sheet on quarter-by-quarter basis, such operating budget to be in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all material assumptions made in preparing such operating budget);

            (f) notice of any Change in Control;

            (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, is reasonably likely to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder;

            (h) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower or any Subsidiary, written notice of any default under any Reimbursement Agreement or any Bond Document; and

            (i) as soon as available, and in any event within 45 days after the last day of each fiscal quarter of the Borrower, a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer of the Borrower, or such other officer of the Borrower acceptable to the Administrative Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by the most recent financial statements furnished pursuant to Section 8.5(a) or Section 8.5(b) above or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same together with calculations supporting such statements in respect of Section 8.21 of this Agreement.

      Section 8.6. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Properties, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees, and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Borrower and each of its Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate. So long as no Event of Default has occurred and is continuing, the Borrower shall not be obligated to reimburse the Administrative Agent for its expenses incurred in connection with more than one such inspection per calendar year. Any Lender may, upon reasonable prior notice to the Borrower, accompany the Administrative Agent on such inspections at that Lender's own expense.

      Section 8.7. Borrowings and Guaranties. The Borrower shall not, nor shall it permit any of its Subsidiaries to, issue, incur, assume, create, or have outstanding any Indebtedness for Borrowed Money, or be or become liable as endorser, guarantor, surety, or otherwise for any debt, obligation, or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

            (a) the Obligations of the Borrower and its Subsidiaries owing to the Administrative Agent and the Lenders under the Loan Documents;

            (b) obligations of the Borrower arising out of interest rate hedging agreements entered into with financial institutions in the ordinary course of business (including, without limitation, the Hedging Liability owed to the Lenders and their Affiliates);

            (c) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

            (d) indebtedness from time to time owing by any Domestic Subsidiary to the Borrower or to any other Domestic Subsidiary or by the Borrower to any Domestic Subsidiary;

            (e) indebtedness from time to time owing by any Foreign Subsidiary to the Borrower or to any other Subsidiary to the extent permitted by
      Section 8.9(h) hereof;

            (f) indebtedness identified and described on Schedule 8.7/8.8 hereof, as reduced by payments of principal and interest thereon (and any refinancing, extension, renewal or refunding of the then outstanding principal balance thereof);

            (g) other indebtedness of the Borrower and its Subsidiaries (including, without limitation, purchase money indebtedness and Capitalized Lease Obligations) in an aggregate amount at any one time outstanding not to exceed 10% of Net Worth of the Borrower and its Subsidiaries as reflected on their most recent year-end audited financial statements; and

            (h) indebtedness relating to the Bonds.

      Section 8.8. Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

            (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts, or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

            (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

            (c) judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount (but without duplication) of such judgment liens and liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

            (d) the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;

            (e) Liens identified and described on Schedule 8.7/8.8 hereof securing indebtedness permitted by Section 8.7(f) hereof;

            (f) Liens on property of the Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(g) hereof, representing or incurred to finance, refinance, or refund the purchase price of Property, provided that (i) no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, (ii) the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property, as reduced by repayments of principal thereon, and (iii) the aggregate principal amount of all such indebtedness secured by such Liens shall not at any one time exceed 5% of Total Assets of the Borrower and its Subsidiaries as reflected on their most recent year-end audited financial statements;

            (g) any interest or title of a lessor or sublessor under any operating lease; and

            (h) easements, rights-of-way, restrictions, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary.

      Section 8.9. Investments, Acquisitions, Loans, and Advances. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, retain, or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

            (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

            (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

            (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

            (d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection
      (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

            (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
      (a), (b), (c), and (d) above;

            (f) the Borrower's and each Domestic Subsidiary's investments made from time to time in its Domestic Subsidiaries;

            (g) intercompany advances made from time to time from the Borrower or any Domestic Subsidiary to any one or more other Domestic Subsidiaries in the ordinary course of business;

            (h) investments, loans, and advances made by the Borrower and its Subsidiaries in Foreign Subsidiaries existing on the date hereof and identified and described on Schedule 8.9 hereof, and additional investments, loans, and advances made after the date hereof by the Borrower and its Subsidiaries in Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

            (i) investments received in connection with or as a result of a bankruptcy, insolvency or similar reorganization of a customer;

            (j) Permitted Acquisitions; and

            (k) other investments, loans, and advances in addition to those otherwise permitted by this Section, including investments in joint ventures entered into in the ordinary course of business, in an aggregate amount not to exceed $2,500,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

      Section 8.10. Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any of its Subsidiaries to, be a party to any merger or consolidation or amalgamation, or sell, transfer, lease, or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that so long as no Default or Event of Default exists (except as otherwise permitted by the Security Agreement) this Section shall not apply to nor operate to prevent:

            (a) the sale of inventory in the ordinary course of business;

            (b) the sale, transfer, lease, or other disposition of Property of the Borrower or any Domestic Subsidiary to one another in the ordinary course of its business;

            (c) the merger of any Subsidiary with and into the Borrower or any other Domestic Subsidiary, provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

            (d) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

            (e) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary has become uneconomical, obsolete, or worn out, and which is disposed of in the ordinary course of business;

            (f) any disposition of Property as part of a sale and leaseback transaction aggregating not more that $20,000,000 during the term of this Agreement; provided that (i) at the time of such sale and leaseback transaction, and after giving effect thereto, no Default or Event of Default exists, (ii) the consideration for the sale and leaseback transaction is payable in cash and in an amount not less than the fair market value of such Property, (iii) the sale and leaseback transaction is with a third party not affiliated with the Borrower, and (iv) notwithstanding Section 1.10(b)(iii) hereof to the contrary, 100% of the Net Cash Proceeds thereof are applied as a prepayment of the Obligations (applied first to the outstanding Term Loans until paid in full and then to the outstanding Revolving Credit (which, in the case of the Revolving Credit, may be reborrowed or otherwise readvanced subject to the terms and conditions hereof)); and

            (g) the sale, transfer, lease, or other disposition of Property of the Borrower or any Subsidiary aggregating for the Borrower and its Subsidiaries during the 12-month period ending on and including the date of such disposition not more than 5% of Total Assets of the Borrower and its Subsidiaries as reflected on their most recent year-end audited financial statements.

      Section 8.11. Maintenance of Subsidiaries. The Borrower shall not assign, sell, or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell, or transfer, any shares of capital stock of a Subsidiary (or any direct or indirect interest therein, whether by options, warrants, or otherwise); provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock of Subsidiaries granted to the Administrative Agent pursuant to the Collateral Documents, (b) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 8.10(c) above.

      Section 8.12. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock, or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (collectively, "Restricted Payments"); provided, however, that the foregoing shall not operate to prevent:
(a) the making of dividends or distributions to the Borrower by any of its Subsidiaries, and (b) Restricted Payments consisting of the purchase by the Borrower of shares of its common stock for the sole purpose of the funding of the Borrower's deferred compensation plan in accordance with its terms in a maximum amount of $250,000 per fiscal year.

      Section 8.13. ERISA. The Borrower shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is reasonably likely to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and each Lender of (a) the occurrence of any reportable event (as defined in ERISA and the regulations thereunder) with respect to a Plan, other than those events as to which the notice requirement is waived under the PBGC's regulations, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine, or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

      Section 8.14. Compliance with Laws. (a) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances, and orders applicable to or pertaining to its Property or business operations, except where any non-compliance with such requirements, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect or could result in a Lien upon any of their Property.

      (b) Without limiting the agreements set forth in Section 8.14(a) above, the Borrower shall at all times, and shall cause each Subsidiary to at all times, do the following to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the operation at any of the Premises of any
(1) landfill or dump or (2) hazardous waste treatment, storage, or disposal facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Premises except in the ordinary course of its business and in material compliance with Environmental Law; (vii) within 10 Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with the Borrower or any Subsidiary or any of the Premises: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Substance or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any governmental authority as set forth in a deed or other instrument affecting the Borrower's or any Subsidiary's interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested non-privileged environmental record concerning the Premises which the Borrower or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.

      Section 8.15. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement, or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries that are Guarantors) on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements, or business arrangements between Persons not affiliated with each other.

      Section 8.16. No Changes in Fiscal Year. The fiscal year of the Borrower and its Subsidiaries ends on the Saturday that is closest to December 31st of each year, and the Borrower shall not, nor shall it permit any of its Subsidiaries to, change its fiscal year from its present basis.

      Section 8.17. Formation of Subsidiaries. Prior to the formation or acquisition of any Subsidiary, the Borrower shall provide the Administrative Agent prior written notice thereof. In the event the Borrower forms or acquires any Subsidiary, the Borrower shall at its expense cause the capital stock and other equity interest of such Subsidiary owned by the Borrower or another Subsidiary to be pledged to the Administrative Agent pursuant to Section 4 hereof (and, in the case of a Foreign Subsidiary, only to the extent required by Section 4.1 hereof) and cause such Subsidiary to the extent required by Section
4.4 hereof to guarantee the Obligations pursuant to Section 12 hereof (and, in that regard, the Borrower shall cause such Subsidiary to execute an Additional Guarantor Supplement in the form attached hereto as Exhibit F or in such other form acceptable to the Administrative Agent) and to pledge to the Administrative Agent a Lien on such Subsidiary's real and personal property pursuant to such Collateral Documents as the Administrative Agent may request together with such other instruments, documents, certificates, and opinions as the Administrative Agent may require.

      Section 8.18. Change in the Nature of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date of this Agreement.

      Section 8.19. Use of Loan Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

      Section 8.20. No Restrictions on Subsidiary Distributions. Except as provided herein, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) guarantee the Obligations and grant Liens on its assets to the Administrative Agent for the benefit of the Lenders as required by Sections 4 and 12 hereof, or (b) in the case of any Subsidiary, pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary.

      Section 8.21. Financial Covenants. (a) Net Worth. The Borrower shall at all times maintain Net Worth in an amount not less than the sum of (a) $45,000,000, plus (b) 50% of Net Income for each fiscal quarter of the Borrower ending on or after June 30, 2005 (i.e., commencing with the fiscal quarter beginning March 31, 2005), for which such Net Income is a positive amount (i.e., there shall be no reduction to the minimum amount of Net Worth required to be maintained hereunder for any fiscal quarter in which Net Income is less than zero).

      (b) Total Funded Debt/Adjusted EBITDA Ratio. As of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below, the Borrower shall not permit the Total Funded Debt/Adjusted EBITDA Ratio for the four fiscal quarters of the Borrower then ended to be greater than:

                                                          TOTAL FUNDED
FROM AND INCLUDING         TO AND INCLUDING          DEBT/ADJUSTED EBITDA
THE FISCAL QUARTER        THE FISCAL QUARTER      RATIO SHALL NOT BE GREATER
ENDING ON OR ABOUT        ENDING ON OR ABOUT                THAN:
   June 30, 2005          September 30, 2005             3.50 to 1.0

 December 31, 2005          June 30, 2006                3.0 to 1.0

September 30, 2006     at all times thereafter           2.75 to 1.0

      (c) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of (a) EBITDA for the four fiscal quarters of the Borrower then ended (provided if EBITDA for such period is less than $1, then for purposes of this covenant EBITDA shall be deemed to be $1) less Capital Expenditures for such period to (b) Fixed Charges for the same four fiscal quarters then ended to be less than 1.15 to 1.0.

      (d) Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, incur Capital Expenditures in an aggregate amount in excess of $12,500,000 during any fiscal year, provided that the Borrower and the Subsidiaries may carry over into the immediately succeeding fiscal year that portion of such permitted amount not actually incurred during such fiscal year.

      (e) Operating Leases. The Borrower shall not, nor shall it permit any Subsidiary to, acquire the use or possession of any Property under a lease or similar arrangement, whether or not the Borrower or any Subsidiary has the express or implied right to acquire title to or purchase such Property, at any time if, after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Borrower and its Subsidiaries under all such leases and similar arrangements would exceed $10,000,000 (excluding any amounts attributable to a sale and leaseback transaction permitted by this Agreement) during any fiscal year of the Borrower. Capital Leases shall not be included in computing compliance with this Section to the extent the Borrower's and its Subsidiaries' liability in respect of the same is permitted by Section 8.7(g) hereof.

      Section 8.22. Post-Closing. Within sixty (60) days of the date hereof, the Borrower shall cause to be delivered to the Administrative Agent date down endorsements to the mortgagee's title insurance policies insuring the Liens of the Mortgages as supplemented to be valid first priority Liens subject to no defects or objections which are unacceptable in the reasonable judgment of the Administrative Agent, together with such endorsements as the Administrative Agent may reasonably require.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

      Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

            (a) (i) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or (ii) default for a period of 5 days in the payment when due of all or any part of the interest on any Note or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

            (b) default in the observance or performance of any covenant set forth in Sections 8.1, 8.5(a), 8.5(b), 8.5(e), 8.5(f), 8.5(g), 8.5(h),
      8.5(i), 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.16, 8.18, or 8.21 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

            (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such default shall first become known to any senior officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

            (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

            (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating, or rescinding any Loan Document executed by it or any of its obligations thereunder;

            (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Subsidiary aggregating in excess of

      $500,000, or under any indenture, agreement, or other instrument under which such Indebtedness for Borrowed Money may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due after giving effect to any applicable grace periods provided therein (whether by demand, lapse of time, acceleration or otherwise);

            (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against the Parent, the Borrower or any Subsidiary, or against any of their Property, in an aggregate amount in excess of $500,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded, or unstayed for a period of 30 days;

            (h) the Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $250,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Parent, the Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

            (i) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(j) hereof;

            (j) a custodian, receiver, trustee, examiner, liquidator, or similar official shall be appointed for the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in
      Section 9.1(i)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

            (k) any event occurs or conditions exists which is specified as an event of default under any Reimbursement Agreement or any Bond Document.

      Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (i) or (j) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest, or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

      Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest, or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

      Section 9.4. Collateral Account for Undrawn Letters of Credit and other Obligations. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.2, Section 1.10(b), Section 9.2 or Section 9.3 above, the

Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

      (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent and the Lenders. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the Administrative Agent or Lenders; provided, however, that (i) if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.10(b) hereof, at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists, and (ii) if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or
9.3 hereof, so long as no Letters of Credit, Commitments, Loans or other Obligations remain outstanding, at the request of the Borrower the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

      Section 9.5. Additional Remedies in Bond Documents. In addition to the remedies otherwise described in this Section or in any Reimbursement Agreement or Bond Document, upon the occurrence of an Event of Default hereunder, Harris, acting at the direction of the Required Lenders, may exercise one or more of the following rights and remedies: (a) give notice of the occurrence of an Event of Default to the trustee under the relevant indenture for any of the Bonds directing an acceleration of such Bonds, thereby causing the relevant Bond Letter of Credit to terminate the number of days thereafter specified in such Bond Letter of Credit, or (b) pursue any rights and remedies provided to Harris under the relevant Bond Documents.

      Section 9.6. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

      Section 9.7. Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Obligations outstanding hereunder, all expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees (including allocated costs of in-house counsel) and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses arising in connection with a proceeding under the United States Bankruptcy Code affecting the Borrower or any Subsidiary).

SECTION 10. CHANGE IN CIRCUMSTANCES.

      Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower (with a copy to the Administrative Agent) and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans to the extent the continued maintenance thereof is unlawful, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

      Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

            (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period, or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

      Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency:

            (i) shall subject any Lender (or its Lending Office) to any tax, duty, or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

            (ii) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 20 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction, provided that the Borrower shall not be required to indemnify such Lender for any such costs incurred more than 90 days before such notice is given.

      (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has had the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 20 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, provided that the Borrower shall not be required to indemnify such Lender for any such costs incurred more than 90 days before such notice is given.

      (c) A certificate of a Lender claiming compensation under this Section
10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office, or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices, or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

      Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11. THE ADMINISTRATIVE AGENT.

      Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris N.A. as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

      Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

      Section 11.3. Action by Administrative Agent. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and
9.5. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

      Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants, or experts.

      Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (a) with the consent or at the request of the Required Lenders, or (b) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be responsible for or have any duty to ascertain, inquire into, or verify: (i) any statement, warranty, or representation made in connection with this Agreement, any other Loan Document, or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth, or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations, and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

      Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs, or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

      Section 11.7. Resignation of Administrative Agent and Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent to serve in the same capacity as such resigning Administrative Agent, provided that, unless an Event of Default has occurred and is continuing, such successor Administrative Agent is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If any Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and (i) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender, and (ii) the Administrative Agent's rights in the Collateral Documents shall be assigned without representation, recourse, or warranty to the Lenders as their interests may appear.

      Section 11.8. Hedging Liability and Funds Transfer and Deposit Account Liability Arrangements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Guarantor has entered into an agreement creating Hedging Liability or Funds Transfer and Deposit Account Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 3 hereof. In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer and Deposit Account Liability unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

      Section 11.9. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents," "documentation agents," "arrangers," or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties, or responsibilities as a result thereof.

      Section 11.10. Authorization to Release or Subordinate or Limit Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to
(a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.10 hereof or which has otherwise been consented to in accordance with Section 13.14 hereof), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.7 and 8.8 hereof, and (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax.

      Section 11.11. Authorization to Enter into, and Enforcement of, the Collateral Documents. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to execute and deliver the Collateral Documents on behalf of each of the Lenders and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate, provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders. Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

SECTION 12. THE GUARANTEES.

      Section 12.1. The Guarantees. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Subsidiary party hereto (including any Subsidiary formed or acquired after the Effective Date executing an Additional Guarantor Supplement in the form attached hereto as Exhibit F or such other form acceptable to the Administrative Agent) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and their Affiliates, the due and punctual payment of all present and future Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Funds Transfer and Deposit Account Liability, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including interest which, but for the filing of a petition in bankruptcy, would otherwise accrue on any such indebtedness, obligation, or liability). In case of failure by the Borrower or other obligor punctually to pay any Obligations, Hedging Liability, or Funds Transfer and Deposit Account Liability guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

      Section 12.2. Guarantee Unconditional. The obligations of each Guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability;

            (c) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or other obligor or of any other guarantor contained in any Loan Document;

            (d) the existence of any claim, set-off, or other rights which the Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, or any other Person, whether or not arising in connection herewith;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower or other obligor, any other guarantor, or any other Person or Property;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower or other obligor, regardless of what obligations of the Borrower or other obligor remain unpaid;

            (g) any invalidity or unenforceability relating to or against the Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or other obligor or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability; or

            (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.

      Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrower and the Guarantors under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Funds Transfer and Deposit Account Liability shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by the Borrower or other obligor or any Guarantor under the Loan Documents or any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or other obligor or of any guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability and all other amounts payable by the Borrower hereunder and the other Loan Documents and
(y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders (and their Affiliates) or be credited and applied upon the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability, whether matured or unmatured, in accordance with the terms of this Agreement.

      Section 12.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, or any other Person against the Borrower or other obligor, another guarantor, or any other Person.

      Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

      Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Funds Transfer and Deposit Account Liability, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

      Section 12.8. Benefit to Guarantors. The Borrower and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.

      Section 12.9. Guarantor Covenants. Each Guarantor shall take such action as the Borrower is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Borrower is required by this Agreement to prohibit such Guarantor from taking.

SECTION 13. MISCELLANEOUS.

      Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrower or any Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or the relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties, or interest, the Borrower or the relevant Guarantor shall reimburse the Administrative Agent or such Lender for that payment within 20 days after demand therefor in the currency in which such payment was made. If the Borrower or a Guarantor pays any such taxes, penalties, or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or the Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

      (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of
(i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service, or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.

      (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation, or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

      Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      Section 13.3. Non-Business Days. Subject to Section 1.8(d), if any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

      Section 13.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp, or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.13, 10.3, and 13.16 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

      Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the Administrative Agent in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the Administrative Agent as a Lender hereunder.

      Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

            The Lamson & Sessions Co.
            25701 Science Park Drive
            Cleveland, Ohio  44122-7313
            Attention: James J. Abel
            Telephone: (216) 766-6557
            Telecopy:  (216) 514-6925

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

      Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Lenders.

      Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents, including, without limitation, the right to approve any amendment, modification, or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment, or waiver of the Loan Documents with respect to any items in Sections 13.14(i) and 13.14(ii). Any party to which such a participation has been granted shall have the benefits of Section 1.13,

Section 10.3, and Section 13.16 hereof, provided that the Borrower shall not be obligated to pay any amount in excess of the amount it would have been liable for had such participation not been made. The Borrower authorizes each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Borrower or any Subsidiary, provided such participant or prospective participant agrees to abide by Section
13.13 hereof.

      Section 13.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld) and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld, provided no consent of the Borrower shall be required as to assignments between a Lender and its Affiliates, whether or not an Event of Default exists), to sell, assign, transfer, or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make loans and advances and participate in L/Cs) to one or more commercial banks or other financial institutions, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans, and Reimbursement Obligations, the assigning Lender shall retain at least $5,000,000 in Commitments, outstanding Loans, and Reimbursement Obligations,
(ii) the assignee Lender shall have Commitments, outstanding Loans, and Reimbursement Obligations of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit H or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender or Lenders, and (iv) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Concurrently with the execution and delivery of such assignment agreement, the Borrower shall execute and deliver Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to the Borrower its old Notes. The Borrower authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and Reimbursement Obligations owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower or any Subsidiary, provided such purchaser or prospective purchaser agrees to abide by
Section 13.13 hereof.

      (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

      Section 13.13. Confidential Information. The Administrative Agent and the Lenders each agree to use their commercially reasonable best efforts to keep confidential any nonpublic information of the type that is ordinarily considered confidential or is otherwise designated by the Borrower as confidential that is delivered to them by the Borrower (herein, the "Information"), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrower, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Commitments hereunder, or (j) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j).

      Section 13.14. Amendments. (a) Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (x) the Borrower, (y) the Required Lenders, and (z) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

            (i) no amendment or waiver pursuant to this Section 13.14 shall (A) increase any Commitment of any Lender without the consent of such Lender, or (B) reduce the amount of or postpone the date for payment of any scheduled principal (except for mandatory prepayments due under Section 1.10(b) hereof) of or interest on any existing or future Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; and

            (ii) no amendment or waiver pursuant to this Section 13.14 shall, unless signed by each Lender, change the definitions of Revolving Credit Termination Date or Required Lenders, change the provisions of this
      Section 13.14, release any material guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document or change the pro rata treatment of the Lenders as provided in the Loan Documents.

      (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement which requires the consent of all the Lenders, and the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is sought is not obtained, then the Borrower shall have the right, subject to the approval of the Administrative Agent and so long as all non-consenting Lenders whose individual consent is sought are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more replacement Lenders in accordance with the provisions of Section
1.15 so long as the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each such non-consenting Lender's Commitments and repay the outstanding Obligations of each such non-consenting Lender in accordance with
Section 1.15, provided that, unless the Commitments that are terminated and the Obligations that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans and interests in outstanding Letters of Credit of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender if, immediately after the termination of such Lender's Commitment and the repayment of such Lender's Obligations, if immediately thereafter the sum of (i) the aggregate outstanding principal amount of Revolving Loans plus (ii) the aggregate amount of Swing Line Loans plus (iii) the aggregate amount of L/C Obligations, exceeds the aggregate Revolving Credit Commitments as then in effect.

      Section 13.15. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 13.16. Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable costs and out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the

Administrative Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches. The Borrower further agrees to indemnify the Administrative Agent, each Lender, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities, and reasonable expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification or such party's material breach of this Agreement. The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      (b) The Borrower unconditionally agrees to forever indemnify, defend, and hold harmless, and covenants not to sue for any claim for contribution against, the Administrative Agent and the Lenders for any damages, costs, loss, or expense, including, without limitation, response, remedial, or removal costs, arising out of any of the following: (i) any presence, release, threatened release, or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty, or covenant by the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the party claiming indemnification or such party's material breach of this Agreement. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and their directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

      Section 13.17. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, any Guarantor, or any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the Obligations of the Borrower and the Guarantors to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder, or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      Section 13.18. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

      Section 13.19. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

      Section 13.20. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

      Section 13.21. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control; (b) neither of the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Loans hereunder, accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law) and any other Obligations, or all of the foregoing; (ii) refunded to the Borrower, or (iii) any combination of the foregoing; (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate; and (e) neither of the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest.

      Section 13.22. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

      Section 13.23. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

      Section 13.24. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and the Guarantors hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      Section 13.25. USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

      Section 13.26. Equalization of Loans and Commitments. Upon the satisfaction of the conditions precedent set forth in Section 7.2 hereof, all loans and letters of credit outstanding under the Prior Credit Agreement shall remain outstanding as the initial Borrowing of Loans and Letters of Credit under this Agreement and, in connection therewith, the Borrower shall be deemed to have prepaid all outstanding Eurodollar Loans on the Effective Date and shall pay to each Lender who is currently a party to the Prior Credit Agreement any compensation due such Lender under Section 1.12 of the Prior Credit Agreement as a result thereof. On the Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans and interests in outstanding Letters of Credit between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans and L/C Obligations. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

      Section 13.27. Amendment and Restatement. This Agreement shall become effective on the Effective Date and shall supersede all provisions of the Prior Credit Agreement as of such date. From and after the Effective Date all references made to the Prior Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent the Pledge Agreement, the Security Agreement, the Mortgages and certain other Collateral Documents. The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under this Agreement; and the Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement. Without limiting the foregoing, the parties to this Agreement hereby acknowledge and agree that the "Credit Agreement" and "Notes" referred to in the Pledge Agreement, Security Agreement, Mortgages and any other Collateral Documents shall from and after the date hereof be deemed a reference to this Agreement and the Notes issued hereunder.

      Section 13.28. Removal of Lenders and Assignment of Interests. Each Departing Lender hereby severally agrees to sell and assign without representation, recourse, or warranty (except each Departing Lender represents it has authority to execute and deliver this Agreement and sell its Obligations contemplated hereby, which Obligations are owned by the relevant Departing Lender free and clear of all Liens), and upon the satisfaction of the conditions precedent set forth in Section 7.2 hereof the Lenders hereby agree to purchase, 100% of each such Departing Lender's outstanding Obligations under the Prior Credit Agreement and the Loan Documents (including, without limitation, all of the indebtedness evidenced by the Notes held by the Departing Lenders, together with all of its interests in outstanding Letters of Credit) for a purchase price equal to the outstanding principal balance of Loans and accrued but unpaid interest and fees owed to the relevant Departing Lender under the Prior Credit Agreement as of the Effective Date, which purchase price shall be paid in immediately available funds on the Effective Date. Such purchases and sales shall be arranged through the Administrative Agent and the Departing Lenders hereby agree to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith. Upon the execution and deliver of this Agreement by each of the Departing Lenders, the Lenders, and the Borrower and the payment of the Obligations owing to the Departing Lenders, the Departing Lenders shall cease to be Lenders under the Credit Agreement and the other Loan Documents and (i) the Lenders shall have the rights of the Departing Lenders thereunder subject to the terms and conditions hereof and (ii) the Departing Lenders shall have relinquished their rights (other than rights to indemnification and reimbursements referred to in the Prior Credit Agreement which survive the repayment of the Obligations owed to the Departing Lenders in accordance with its terms, including Section 13.6 and
13.16 thereof) and be released from their obligations under the Prior Credit Agreement. The parties hereto agree that, except as provided for in the preceding sentence, all references in the Loan Documents to the Lenders or any Lender shall from and after the date hereof no longer include the Departing Lenders.

                           [SIGNATURE PAGES TO FOLLOW]

      This Second Amended and Restated Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

                                   "BORROWER"

                                   THE LAMSON & SESSIONS CO.

                                   By      /s/ James J. Abel
                                           ------------------------------------
                                     Name  James J. Abel
                                     Title Executive Vice President,
                                           Secretary, Treasurer & CFO

                                   "GUARANTORS"

                                   CARLON CHIMES CO.

                                   By      /s/ James J. Abel
                                           ------------------------------------
                                     Name  James J. Abel
                                     Title Vice President, Secretary and
                                           Treasurer

                                   DIMANGO PRODUCTS CORPORATION

                                   By      /s/ James J. Abel
                                           ------------------------------------
                                     Name  James J. Abel
                                     Title Secretary

                                   PYRAMID INDUSTRIES II, INC.

                                   By      /s/ James J. Abel
                                           ------------------------------------
                                     Name  James J. Abel
                                     Title Vice President and Treasurer

                                   "LENDERS"

                                   HARRIS N.A., in its individual capacity as a
                                     Lender and as Administrative Agent

                                   By      /s/ David L. Mistic
                                           ------------------------------------
                                     Name  David L. Mistic
                                     Title Vice President

                                     Address:

                                     111 West Monroe Street
                                     Chicago, Illinois  60603
                                   Attention: David Mistic
                                   Telecopy:  (312) 293-5068
                                   Telephone: (312) 461-1402

                                   JPMORGAN CHASE BANK, N.A., in its
                                     individual capacity as a Lender and as
                                     Co-Syndication Agent

                                   By      /s/ Phillip R. Duryea
                                           ------------------------------------
                                     Name  Phillip R. Duryea
                                     Title First Vice President

                                   Address:

                                     1300 East Ninth Street, 13th Floor
                                     Cleveland, Ohio 44114
                                   Attention: Phil Duryea
                                   Telecopy:  (216)  781-4567
                                   Telephone: (216)  781-2196

                                   NATIONAL CITY BANK, in its individual
                                     capacity as a Lender and as
                                     Co-Syndication Agent

                                   By      /s/ Carrie G. Tate
                                           ------------------------------------
                                     Name  Carrie G. Tate
                                     Title Senior Vice President

                                   Address:

                                     1900 East Ninth Street
                                     Cleveland, Ohio 44114
                                   Attention:
                                              --------------------------------
                                   Telecopy:  (216)  222-9396
                                   Telephone: (216)  222-2116

                                   LASALLE BANK NATIONAL ASSOCIATION, in its
                                     individual capacity as a Lender
                                     and as Documentation Agent

                                   By      /s/ Robert M. Walker
                                           ------------------------------------
                                     Name  Robert M. Walker
                                     Title First Vice President

                                   Address:

                                     1300 East 9th St., Suite 1000
                                     Cleveland, Ohio  44114
                                   Attention: Robert M. Walker
                                   Telecopy:  (216) 802-2212
                                   Telephone: (216) 802-2204

                                   HSBC BANK USA, NATIONAL ASSOCIATION

                                   By      /s/ Michael J. Green
                                           ------------------------------------
                                     Name  Michael J. Green
                                     Title Vice President

                                   Address:

                                     One HSBC Center, Lobby Level
                                     Buffalo, New York  14203
                                   Attention: Michael J. Green
                                   Telecopy:  (716) 855-0384
                                   Telephone: (716) 841-7410

                                   FIFTH THIRD BANK

                                   By      /s/ Roy C. Lanctot
                                           ------------------------------------
                                     Name  Roy C. Lanctot
                                     Title Vice President

                                   Address:
                                     600 Superior Avenue East
                                     Cleveland, Ohio 44114
                                   Attention: Roy C. Lanctot
                                   Telecopy:  (216) 274-5145
                                   Telephone: (216) 274-5473

                                   THE HUNTINGTON NATIONAL BANK

                                   By      /s/ Don W. Lambacker
                                           ------------------------------------
                                     Name  Don W. Lambacker
                                     Title Senior Vice President

                                   Address:

                                     917 Euclid Avenue, CM62
                                     Cleveland, Ohio 44115
                                   Attention: Commercial Banking
                                   Telecopy:  (216) 575-6082
                                   Telephone: (216) 575-6832

      The undersigned Departing Lenders hereby execute and deliver this Agreement solely for the purposes set forth in Section 13.28 above.

                                   "DEPARTING LENDERS"

                                   KEY BANK NATIONAL ASSOCIATION

                                   By      /s/ Leslie A. Jones
                                           ------------------------------------
                                     Name  Leslie A. Jones
                                     Title Vice President

                                   BANK OF AMERICA, N.A.

                                   By      /s/ Michael Hammond
                                           ------------------------------------
                                     Name  Michael Hammond
                                     Title Senior Vice President